UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 21, 2014

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)	0-17795 (Commission File Number)	77-0024818 (IRS Employer Identification No.)

800 West 6th Street, Austin, TX 78701
(Address of principal executive offices) (Zip Code)

(512) 851-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.          Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 29, 2014, Cirrus Logic, Inc., a Delaware corporation (“Cirrus Logic”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “City Code”) disclosing that Cirrus Logic and the board of directors of Wolfson Microelectronics plc, a public limited company incorporated in Scotland (“Wolfson”), had agreed on the terms of a recommended cash offer of £2.35 per share for the acquisition of the entire issued and to be issued share capital of Wolfson (the “Offer”).  The Offer implied an enterprise value of Wolfson of approximately £278 million. The full terms of, and conditions to, the Offer are set forth in the Rule 2.7 Announcement issued by Cirrus Logic on April 29, 2014, which was reported in Item 1.01 of Cirrus Logic’s Current Report on Form 8-K filed on April 29, 2014.

On August 21, 2014, Cirrus Logic completed its acquisition of the entire issued and to be issued share capital of Wolfson.

Item 9.01.          Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

The financial statements required by this item are not being filed with this Current Report on Form 8-K.  Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K, as prescribed by paragraph (a)(4) of Item 9.01.

(b)       Pro Forma Financial Information.

The pro forma financial information required by this item are not being filed with this Current Report on Form 8-K.  Such pro forma financial information will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K, as prescribed by paragraph (b)(2) of Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	August 27, 2014	By:	/s/ Gregory S. Thomas
		Name:	Gregory S. Thomas
		Title:	General Counsel and Corporate Secretary